Exhibit 10.3

SUBSCRIPTION AGREEMENT

FS Development Corp. II

900 Larkspur Landing Circle, Suite 150

Larkspur, CA 94939

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between FS Development Corp. II, a Delaware corporation (“FSII”), and Pardes Biosciences, Inc., a Delaware corporation (“Target”), pursuant to a merger agreement to be entered into among FSII, Target, and the other parties thereto (the “Transaction Agreement”), FSII is seeking commitments from interested investors to purchase shares of Class A common stock, par value $0.0001 per share (the “Shares”), of FSII, for a purchase price of $10.00 per share (the “Per Share Purchase Price”). The aggregate purchase price to be paid by the undersigned (the “Investor”) for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.” On or about the date of this Subscription Agreement, FSII is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 7,500,000 Shares, at a per share price equal to the Per Share Purchase Price.

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and FSII agree as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from FSII, and FSII agrees to issue and sell to the Investor upon the payment of the Subscription Amount, such number of Shares as is set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction, as provided in the Transaction Agreement. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of the Transaction and immediately after the Merger (as defined in the Transaction Agreement). Upon (i) satisfaction or waiver of the conditions set forth in Section 3 below and (ii) delivery of written notice from (or on behalf of) FSII to the Investor (the “Closing Notice”) that FSII reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the undersigned, the Investor shall deliver to FSII, at least three (3) business days prior to the closing date specified in the Closing Notice (the “Closing Date”), or such other date on or prior to the Closing Date as otherwise agreed to by FSII and the Investor, the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) (which account shall not be an escrow account) specified by FSII in the Closing Notice. On the Closing Date, FSII shall (A) issue a number of Shares to the Investor set forth on the signature page of this Subscription Agreement and subsequently cause the Shares to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws) in the name of the Investor (or its nominees in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, on FSII’s share register and (B) provide evidence from FSII’s transfer agent of the issuance to the Investor of such Shares on and as of the Closing Date; provided, however, that FSII’s obligation to issue the Shares to the Investor is contingent upon FSII having received the Subscription Amount in full in accordance with this Section 2. Notwithstanding the foregoing, for any Investor that informs FSII (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: such Investor shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from FSII’s transfer agent of the issuance to such Investor of the Shares on and as of the Closing Date) the Subscription Amount for such Shares by wire transfer of United States dollars in immediately available funds to the account (s) (which account shall not be an escrow account) specified by FSII in the Closing Notice against delivery by FSII to such Investor of such Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of such Investor (or its nominees in accordance with its delivery instructions) or to a custodian designated by such Investor, as applicable, on FSII’s share register and evidence from FSII’s transfer agent of the issuance to such Investor of such Shares on and as of the Closing Date. If the Closing of the Transaction does not occur within three (3) business days after the Closing Date, FSII shall promptly (but no later than three (3) business days after the Closing Date) return the funds so delivered by the Investor to FSII by wire transfer in immediately available funds to the account specified by the Investor. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which commercial banks in New York, New York and San Diego, California are open for the general transaction of business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) no suspension of the qualification of the Shares for offering or sale or trading on the Stock Exchange (as defined below) or, to FSII’s knowledge, initiation or threatening of any proceedings for any such purpose, shall have occurred prior to the Closing;

(iii) (A) all conditions precedent to the closing of the Transaction shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction) and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing; and

(iv) the Shares shall have been approved for listing on the Stock Exchange.

b. The obligation of FSII to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations warranties, covenants and agreements of the Investor contained in this Subscription Agreement in all material respects (other than those representations, warranties, covenants and agreements of the Investor that are qualified by materiality, which shall be considered reaffirmed by the Investor in all respects) as of the Closing Date; and (ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of FSII contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for those representations and warranties that speak as of a specified earlier date, which shall be so true and correct as of such specified earlier date), and consummation of the Closing shall constitute a reaffirmation by FSII of each of the representations, warranties, covenants and agreements of FSII contained in this Subscription Agreement in all material respects other than those representations, warranties, covenants and agreements of FSII that are qualified by materiality, which shall be considered reaffirmed by FSII in all respects as of the Closing Date; (ii) FSII shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; (iii) the terms of the Transaction Agreement shall not have been amended, modified or waived in a manner that would reasonably be expected to materially and adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement; and (iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Investors thereunder unless the Investor has been offered substantially the same benefits.

4. Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. FSII Representations and Warranties. FSII represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

a. FSII has been duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under FSII’s certificate of incorporation (as amended to the Closing Date) or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by FSII and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement constitutes the valid and binding agreement of FSII and is enforceable against FSII in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the compliance by FSII with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FSII or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which FSII or any of its subsidiaries is a party or by which FSII or any of its subsidiaries is bound or to which any of the property or assets of FSII is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of FSII and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially and adversely affect the ability of FSII to consummate the Transaction, the validity of the Shares or the legal authority of FSII to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of FSII; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FSII or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the validity of the Shares or the legal authority of FSII to comply in all material respects with this Subscription Agreement.

e. As of their respective dates, all filings, registration statements, proxy statements, reports and other documents (the “SEC Reports”) required to be filed by FSII with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of FSII included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of FSII as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by FSII from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

f. FSII has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in FSII other than the Other Subscription Agreements, the Transaction Agreement, any letters or agreements relating to board observer rights, or any agreement with FS Development Holdings II, LLC, or any affiliate thereof, to purchase Shares in connection with the backstop of any redemptions by any of FSII’s public stockholders (“Public Stockholders”) of their Shares. No Other Subscription Agreement contains terms (economic or otherwise) more favorable to such Other Investor or investor than as set forth in this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

g. FSII is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by FSII of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by The Nasdaq Capital Market, or such other applicable stock exchange on which the Shares are then listed (the “Stock Exchange”) and (iv) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. FSII is in compliance with all applicable laws and rules of The Nasdaq Capital Market.

h. As of the date of this Subscription Agreement, the authorized capital stock of FSII consists of 100,000,000 Shares of which 20,727,500 are outstanding, 10,000,000 shares of Class B common stock, par value $0.0001 per share of which 5,031,250 are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding. No other shares of capital stock or other voting securities of FSII are issued, reserved for issuance or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, FSII’s organizational documents or any contract to which FSII is a party or by which FSII is bound. Except as set forth in FSII’s organizational documents, there are no outstanding contractual obligations of FSII to repurchase, redeem or otherwise acquire any Shares or any capital equity of FSII. Except as set forth in FSII’s certificate of incorporation, there are no securities or instruments issued by or to which FSII is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares pursuant to this Subscription Agreement or (ii) the shares to be issued pursuant to any Other Subscription Agreement. There are no outstanding contractual obligations of FSII to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity.

i. The issued and outstanding Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange. As of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of FSII, threatened against FSII by the Stock Exchange or the SEC, respectively, to prohibit or terminate the listing of the Shares on the Stock Exchange or to deregister the Shares under the Exchange Act. FSII has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

j. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Shares by FSII to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of FSII, threatened against FSII or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against FSII.

l. FSII has not received any written communication from a governmental authority that alleges that FSII is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

m. Other than the Placement Agents (as defined below), FSII has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and FSII is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agents.

n. FSII acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide FSII with any notice thereof; provided, however, that neither FSII, Target or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge.

o. FSII is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6. Investor Representations and Warranties. The Investor represents and warrants to FSII that:

a. The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is acquiring the Shares only for his, her or its own account and not for the account of others, or if the undersigned is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

b. The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to FSII or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases in clauses (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Investor understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that FSII files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

c. The Investor understands and agrees that the Investor is purchasing the Shares from FSII. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by FSII, Target or their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

d. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to FSII, Target or the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the SEC Reports and any disclosure documents used in the offering of the Shares. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any (i) have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and (ii) have independently made their own analysis and decision to invest in FSII.

f. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and FSII, Target, or a representative of FSII or Target, including the Placement Agents, and the Shares were offered to the Investor solely by direct contact between the Investor and FSII, Target, or a representative of FSII or Target. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Target, FSII, Jefferies LLC or SVB Leerink LLC (each a “Placement Agent”, and together, the “Placement Agents”) or their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives), other than the representations and warranties of FSII contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in FSII.

g. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in FSII’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

h. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in FSII. The Investor acknowledges specifically that a possibility of total loss exists.

i. Investor acknowledges and agrees that neither of the Placement Agents, nor any affiliate of the Placement Agents, has provided Investor with any information or advice with respect to the Shares nor is such information or advice necessary or desired. Neither of the Placement Agents nor any of their respective affiliates has made or makes any representation as to FSII, Target or the quality or value of the Shares and the Placement Agents and any of their respective affiliates may have acquired non-public information with respect to FSII or Target which Investor agrees need not be provided to it. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors, employees or representatives concerning FSII, Target, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

j. The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. The Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

l. The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of FSII, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the undersigned in accordance with its terms except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

m. The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

n. No disclosure or offering document has been prepared by either of the Placement Agents or any of their respective affiliates in connection with the offer and sale of the Shares.

o. Neither the Placement Agents nor any of their respective affiliates, directors, officers, employees, representatives and controlling persons have made any independent investigation with respect to FSII, Target, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by FSII.

p. In connection with the issue and purchase of the Shares, neither of the Placement Agents nor any of their respective affiliates has acted as the Investor’s financial advisor or fiduciary.

q. The Investor has or has commitments to have, and at the Closing will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares when required pursuant to this Subscription Agreement.

r. The Investor acknowledges that it is aware that the Placement Agents are acting as FSII’s placement agents or financial advisors and certain of the Placement Agents are acting as financial advisor to Target in connection with the Transaction.

s. If Investor is an individual, Investor hereby understands and acknowledges that none of SVB Leerink LLC, Jefferies LLC, or any of their respective affiliates is acting as a placement agent in connection with the offer and sale of the Shares to Investor.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, FSII agrees that, within thirty (30) calendar days after the consummation of the Transaction, it will file with the SEC (at its sole cost and expense) a registration statement registering the resale of such Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) ninety (90) calendar days (or one hundred-twenty (120) calendar days if the SEC notifies FSII that it will “review” the Registration Statement) following the Closing Date and (ii) ten (10) business days after FSII is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. FSII agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective, except for such times as FSII is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, until the earliest of (i) the third anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement or (iii) on the first date on which the Investor can sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations and without the requirement for FSII to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). The Investor agrees to disclose its beneficial ownership as determined in accordance with Rule 13d-3 of the Exchange Act to FSII upon request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless requested by the SEC; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents FSII from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), FSII will use commercially reasonable efforts to (1) qualify the Shares for listing on the Stock Exchange and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds the Shares, FSII will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as FSII remains subject to such requirements and (C) provide all customary and reasonable cooperation, necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable. Notwithstanding anything to the contrary contained herein, FSII may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of FSII determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of FSII or would require premature disclosure of information that could materially adversely affect FSII (each such circumstance, a “Suspension Event”); provided, that, (I) FSII shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (II) FSII shall use commercially reasonable efforts to make such Registration Statement available for the sale by the undersigned of such securities as soon as practicable thereafter. If so directed by FSII, the Investor will deliver to FSII or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. FSII’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to FSII such information regarding the Investor, the securities of FSII held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by FSII to effect the registration of such Shares, and shall execute such documents in connection with such registration as FSII may reasonably request that are customary of a selling stockholder in similar situations, including providing that FSII shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout period or similar period or as permitted hereunder. Investor shall not be entitled to use the Registration Statement for an underwritten offering. For purposes of clarification, any failure by FSII to timely file the Registration Statement or to have such Registration Statement declared effective pursuant to this Section 7(a) shall not otherwise relieve FSII of its obligations to file or effect the Registration Statement set forth in this Section 7.

b. At its expense FSII shall advise the Investor within two (2) business days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by FSII of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from FSII (which notice shall not contain any material non-public information regarding FSII) of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which FSII agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by FSII that it may resume such offers and sales and (2) it will maintain the confidentiality of any information included in such written notice delivered by FSII except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena.  FSII shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable.  Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as FSII is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, FSII shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. Indemnification.

(i) FSII agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, employees, advisors and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) that arise out of or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to FSII by or on behalf of the Investor expressly for use therein.

(ii) The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless FSII, its directors, officers, employees, advisors and agents, and each person who controls FSII (within the meaning of the Securities Act) from and against any and all Losses that arise out of or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 7(c) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(c) from any person who was not guilty of such fraudulent misrepresentation.

d. For purposes of this Section 7, “Shares” shall mean, as of any date of determination, the Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 shall have been duly assigned.

e. FSII shall use its commercially reasonable efforts to cause its transfer agent to remove the legend described in Section 6(b) and to issue a certificate or a book entry record without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”) within five (5) business days of the Investor’s request to do so, if (i) such Shares are registered for resale under the Securities Act, upon the sale thereof or (ii) the Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for FSII to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, FSII shall provide its transfer agent such instructions and, if required, shall request its legal counsel to deliver an opinion, with respect to such request, provided that the holder provides FSII, its transfer agent and its legal counsel, as applicable, with an undertaking to effect any sales or other transfers in accordance with the Securities Act and other customary representations and other documentation, if any, as reasonably requested by FSII, its transfer agent or its legal counsel, establishing that restrictive legends are no longer required. FSII shall be responsible for the fees of the transfer agent and all DTC fees associated with such issuance. The Investor shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of their legal counsel and any applicable transfer taxes).

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing or (d) if the Closing has not occurred by January 28, 2022 (the “Outside Date”) (provided, that the right to terminate this Subscription Agreement pursuant to this clause (d) shall not be available to the Investor if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Investors under an Other Subscription Agreement, and such other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a) through (d) above, collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. FSII shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, any monies paid by the Investor to FSII in connection herewith shall promptly (and in any event within one business day) following the Termination Event be returned to the Investor.

9. Trust Account Waiver. The Investor hereby acknowledges that FSII has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Public Stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of FSII entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Investor hereby irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any discussions, contracts or agreements with FSII and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right to distributions from the Trust Account in accordance with FSII’s certificate of incorporation in respect of any redemptions by the Investor in respect of Shares acquired by means other than pursuant to this Subscription Agreement. Nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Shares, except to the extent that the Investor has otherwise agreed with FSII to not exercise such redemption right.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof.

b. FSII may request from the Investor such additional information as FSII may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that, FSII agrees to keep any such information provided by the Investor confidential. The Investor acknowledges that FSII may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report of FSII or a registration statement of FSII.

c. The Investor acknowledges that FSII, the Placement Agents (as third party beneficiaries with the right to enforce Section 5, Section 6, Section 10 and Section 11 hereof on their own behalf and not, for the avoidance of doubt, on behalf of FSII or Target) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify FSII and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgements, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify FSII and the Placement Agents if they are no longer accurate in any respect).

d. FSII acknowledges that the Investor and the Placement Agents (as third-party beneficiaries with the right to enforce Sections 5, Section 6, Section 10 and Section 11 hereof on their own behalf and not, for the avoidance of doubt, on behalf of the Investor or FSII) will rely on the acknowledgments, understandings, agreements, representations and warranties of FSII contained in this Subscription Agreement. Prior to the Closing, FSII agrees to promptly notify the Investor and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in any material respect (other than those acknowledgements, understandings, agreements, representations and warranties qualified by materiality, in which case FSII shall notify the Investor and the Placement Agents if they are no longer accurate in any respect).

e. FSII and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, provided, however, that the foregoing shall not give the Placement Agents any rights other than those expressly set forth herein.

f. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

h. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7(c), Section 10(c), Section 10(d), Section 10(e) and Section 11, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic transmission or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(l).

n. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 10(m), (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10(m). All communications sent to FSII shall be sent to: FS Development Corp. II, 900 Larkspur Landing Circle, Suite 150, Larkspur, CA 94939, Attn: Jim Tananbaum, email: jim@foresitecapital.com, with a copy to: White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Joel L. Rubinstein, Esq., email: joel.rubinstein@whitecase.com.

11. Non-Reliance and Exculpation.

a. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors and employees), other than the statements, representations and warranties of FSII expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in FSII. The Investor agrees that none of (i) any of the Other Investors pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including the respective controlling persons, officers, directors, partners, agents, or employees of any Other Investor), (ii) the Placement Agents, their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees or (iii) any other party to the Transaction Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto shall be liable to the Investor or any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

b. Without limiting the generality of Section 11(a) or any other provision in this Subscription Agreement, each party hereto agrees for the express benefit of the Placement Agents, their respective affiliates and their respective representatives that: (i) neither the Placement Agents nor any of their affiliates or any of their representatives (1) shall be liable for any improper payment made in accordance with the information provided by FSII; (2) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of FSII pursuant to this Subscription Agreement or any agreement contemplated therein, or in connection with the Transaction; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Subscription Agreement or any agreement contemplated therein or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement, except, with respect to clause (3) only, for such party’s own gross negligence, willful misconduct or bad faith; and (ii) the Placement Agents, their affiliates and their representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of FSII.

12. Disclosure. FSII shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases to furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated hereby, all material terms of the Transaction and any other material, non-public information that FSII has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of FSII, the Investor shall not be in possession of any material, non-public information received from FSII or any of its officers, directors or employees. Notwithstanding the foregoing, FSII shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of the Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent (including by e-mail) of the Investor, except as required by the federal securities laws, rules or regulations, and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the Nasdaq regulations, in which case FSII shall provide the Investor with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Investor regarding such disclosure.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:

Name:

Title:

Name in which Shares are to be registered (if different):	Date: ________, 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Email:	Email:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by FSII in the Closing Notice.

IN WITNESS WHEREOF, FSII has accepted this Subscription Agreement as of the date set forth below.

By:
Name:
Title:

Date:                        , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C. INSTITUTIONAL ACCOUNTS STATUS

☐  We are an “institutional account” (as defined in FINRA RULE 4512(c)).

D. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ I am an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ I am a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability; or

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

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